EXHIBIT 23.3



                                                               September 4, 1998


Board of Directors
Revere Federal Savings and Loan Association
310 Broadway
Revere, Massachusetts 02151


Gentlemen:

     We hereby consent to the use of our firm's name in the Form MHC-1, Form MHC-2 and Application on Form H-e(1) for Revere Federal Savings and Loan Association, Revere, Massachusetts, and any amendments thereto, and in the Form SB-2 Registration Statement and any amendments thereto for RFS Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of RFS Bancorp, Inc.

                                                           Sincerely,

                                                           RP FINANCIAL, L.C.


                                                           James J. Oren
                                                           Senior Vice President